INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-44537 and 333-46835, of Fred Meyer, Inc. on Forms S-3 and Registration Statement No. 333-47523 of Fred Meyer, Inc. on Form S-8 of our report dated March 23, 1998, included in this Annual Report on Form 10-K of Quality Food Centers, Inc. for the year ended December 27, 1997.



DELOITTE & TOUCHE LLP

Seattle, Washington
March 23, 1998